EXHIBIT 99.1

   Adept Technology, Inc. Reports First Quarter Fiscal 2008 Results

        Strong Revenues, Expense Reductions Drive Profitability


    LIVERMORE, Calif.--(BUSINESS WIRE)--Nov. 8, 2007--Adept
Technology, Inc. (NASDAQ: ADEP) today announced financial results for its fiscal 2008 first quarter, ended September 29, 2007.

    Revenues in the fiscal 2008 first quarter were $13.7 million, up 7% year over year from $12.7 million in the first quarter of fiscal 2007 and up 10% on a sequential basis from $12.3 million in the fourth quarter of fiscal 2007. Recovery of demand for Adept products in the U.S. and continued strong demand in Europe drove higher revenues.

    Gross margin was 53.5% of revenue in the first quarter of fiscal 2008, compared with 46.5% of revenue in the first quarter of fiscal 2007 and 44.9% in the fourth quarter of fiscal 2007. Improvement in gross margin was primarily due to favorable product mix, incremental software licensing revenue, positive currency effect on pricing in the quarter and lower product manufacturing costs as a result of the Company's ongoing cost reduction activities.

    Operating expenses in the first quarter of 2008 were $6.8 million, including $251,000 in restructuring charges, compared with operating expenses of $7.0 million in the same quarter of fiscal 2007, in which no restructuring expenses were recorded. Operating income was $549,000 in the first quarter of fiscal 2008, compared with operating loss of $(1.1) million in the first quarter of fiscal 2007.

    Adept reported net income of $293,000, or $0.04 per share for the first quarter of fiscal 2008, versus net loss of $(785,000), or $(0.10) per share, for the first quarter of fiscal 2007.

    Adjusted EBITDA was $1.1 million in the first quarter of fiscal 2008, compared with ($318,000) in the first quarter of fiscal 2007 and ($2.0) million in the fourth quarter of fiscal 2007. A discussion of this non-GAAP measure and reconciliation of this measure to the applicable GAAP measure is included below.

    Adept's cash and short-term investment balance at September 30, 2007 was $9.9 million, as compared to $10.9 million at June 30, 2007. Accounts receivable, which reflects the timing of cash yet to be collected, was up $2.0 million in the fiscal 2008 first quarter compared with the previous quarter.

    John Dulchinos, president and chief operating officer of Adept Technology, commented, "The results of our first quarter validate our strategy of targeting a select group of high-growth vertical markets. We are also very excited to have received our first major order for Quattro(TM), a truly innovative robot that is the centerpiece of our strategy to offer high-speed capabilities across a range of applications in our target verticals. We expect to begin shipping Quattro robots for this program beginning in the second quarter."

    "We're very pleased with the results of the first quarter," said Robert Bucher, chief executive officer of Adept Technology. "Our base operating expenses were down 11% sequentially in the first quarter as a result of our restructuring actions, with additional benefit expected to be realized in future quarters. We recorded strong and balanced sales of Viper (TM) 6-axis articulated and Cobra(TM) SCARA robots in the U.S. and Europe. We now have a business that is sized to be profitable and to support growth. We also have the core products and programs to drive that growth across our target markets of Packaging, Life Sciences, Disk Drive and Semiconductor/Solar."

    During the fiscal 2008 first quarter, Adept:

    -- Experienced increased system and service product demand in the U.S. and Europe, resulting in one third of total revenues coming from the Packaging and Life Sciences vertical markets;

    -- Shipped its 500th Adept Viper(TM) 6-Axis robotic mechanism, which combines advanced robot technology with seamlessly integrated vision and sensing to provide unique capabilities in the marketplace;

    --  Launched the Adept Packaging Market initiative to promote
        Quattro and Inverted Cobra packaging robots; and

    -- Signed three new distributors in the U.S. and two new distributors in South America as part of the Company's initiative to expand its indirect sales channels.

    Fiscal 2008 Outlook

    For fiscal 2008 as a whole, the Company currently expects revenues to increase to $52.0 million to $57.0 million, an increase of 5% to 15% from fiscal 2007 levels. The Company further expects to record net income of $800,000 to $2.3 million and adjusted EBITDA of $2.75 million to $4.5 million, and to be cash flow positive.

    Conference Call and Simultaneous Webcast

    Robert Bucher, Chief Executive Officer, John Dulchinos, President and Lisa Cummins, Vice President and Chief Financial Officer, will host an investor conference call today, November 8, 2007, at 5:00 p.m. Eastern Time to review the Company's financial and operating performance for the fiscal 2008 first quarter. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.streetevents.com or may be accessed through the investor relations section of our Web site at www.adept.com. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com, www.streetevents.com and www.fulldisclosure.com. A telephonic playback of the conference call will also be available for five days. Listeners should call 719-457-0820 or 888-203-1112 and use CODE No. "4411742".

    About Adept Technology, Inc.

    Adept Technology, Inc. designs, manufactures and markets robotic systems, motion control and machine vision technology for global markets including automotive, consumer electronics, consumer goods, disk drive, food, industrial tooling, medical devices, and pharmaceutical. Adept robots, controllers, and software are used for small parts assembly, material handling and packaging. Adept intelligent automation product lines include industrial robots, configurable linear modules, machine controllers for robot mechanisms and other flexible automation equipment, machine vision, and systems and applications software. Founded in 1983, Adept Technology is the largest U.S.-based manufacturer of industrial robots. More information is available at www.adept.com.

    All trade names are either trademarks or registered trademarks of their respective holders.

    About Non-GAAP financial measures

    In addition to presenting net income in accordance with GAAP, we have determined that adjusted EBITDA, which we define as earnings before interest income, income taxes, depreciation and amortization, and stock-based compensation expense under SFAS No. 123(R), is a relevant measure of performance for our company as an approximate measure of operating cash flow, as it is a metric commonly used among technology companies and provides meaningful supplemental information regarding our operating performance. As a result, we believe it is a helpful tool for communicating our performance to our investors and analysts and for comparisons to other companies within the technology industry.

    Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. For more information on our adjusted EBITDA, please see the table captioned "Reconciliation of Adjusted EBITDA Calculation to GAAP Accounting" included below. While we believe that adjusted EBITDA is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate the full performance of the Company or its prospects. Stock-based compensation has been and will continue to be for the foreseeable future a recurring expense for our business and an important incentive component of executive and other employee compensation. Such evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, as presented in our filings with the Securities and Exchange Commission, provide the full accounting for how we have decided to use resources provided to us from our customers and shareholders.

    Forward-Looking Statements

    This press release contains certain forward-looking statements including statements regarding revenues, profitability, products, market opportunities and Adept's growth and impact of its restructuring based on its current products, strategy and market presence that involve a number of risks and uncertainties. The Company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, factors affecting our operating results including factors difficult to forecast; future economic, competitive and market conditions including those in Europe and Asia and those related to the Company's strategic markets; risks of acceptance of the Company's new or current products in the marketplace; the actual results of our restructuring activities, and potential impact of current restructuring efforts; the financial and operating risks and regulatory requirements associated with international operations, sales and foreign suppliers; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; customers' ability to pay invoices in a timely manner; the risk that some customers may become insolvent; dependence on the continued growth of the intelligent automation market; the highly competitive nature of and rapid technological change and competition within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's limited cash resources and significant fixed costs which are not easily reduced; the Company's outsourced manufacturing dependence and risks associated with sole or single sources of supply and lengthy procurement lead times; risks associated with the seasonality of the Company's products; risks associated with product defects; potential delays associated with the development and introduction of new products or software releases; the Company's ability to sell its products through systems integrators and original equipment manufacturers who may also promote competing products; risks associated with variations in our gross margins based on factors not always in Adept's control; the need to hire and retain qualified managerial personnel and to complete acquisitions to expand operations; risks of unfair termination claims by employees; risks associated with variations in gross margins; risks related to the Company's potential inability to strengthen its internal controls over financial reporting; potential securities class action litigation if Adept's stock price remains volatile or operating results suffer; and costs of being a public company as a result of legislation requiring greater general and administrative costs to be incurred.

    For a discussion of risk factors relating to Adept's business, see Adept's SEC filings, including the Company's annual report on Form 10-K for the fiscal year ended June 30, 2007, which include the discussion in Management's Discussion and Analysis of Financial
Condition and Results of Operations and Risk Factors contained therein.


                        ADEPT TECHNOLOGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)

                                               Three months ended
                                           ---------------------------
                                           September 29, September 30,
                                               2007          2006
                                           ------------- -------------

Revenues                                        $13,652       $12,743
Cost of revenues                                  6,349         6,819
                                           ------------- -------------
Gross margin                                      7,303         5,924
Operating expenses:
   Research, development and engineering          1,342         1,721
   Selling, general and administrative            5,142         5,248
   Amortization of other intangibles                 19            33
   Restructuring                                    251            --
                                           ------------- -------------
Total operating expenses                          6,754         7,002
                                           ------------- -------------

Operating income (loss)                             549        (1,078)

Interest income (expense), net                      100           135
Currency exchange gain (loss)                       (25)          167
                                           ------------- -------------

Income (loss) before income taxes                   624          (776)
Provision for income taxes                          331             9
                                           ------------- -------------
Net income (loss)                               $   293       $  (785)
                                           ============= =============
Net income (loss) per share:
        Basic                                   $  0.04       $ (0.10)
                                           ============= =============
        Diluted                                 $  0.04       $ (0.10)
                                           ============= =============

Shares used in computing per share
 amounts:
        Basic                                     7,917         7,595
        Diluted                                   7,978         7,595
                                           ============= =============


                        ADEPT TECHNOLOGY, INC.
   Reconciliation of Adjusted EBITDA Calculation to GAAP Accounting
                            (in thousands)
                             (unaudited)

                            ------------------------------------------
                             Three Months  Three Months  Three Months
                                ended         ended         ended
                            September 29,    June 30,   September 30,
                                 2007          2007          2006
                            ------------------------------------------
Net income (loss)           $         293  $    (5,674) $        (785)
   Interest earned                   (100)        (100)          (135)
   Taxes                              331         (203)             9
   Depreciation                       381          492            292
   Amortization of
    intangibles                        19        3,176             33
   Stock compensation
    expense                           180          335            268

                            ------------------------------------------
Adjusted EBITDA             $       1,104  $    (1,974) $        (318)
                            ==========================================


       Reconciliation of Outlook Provided in Non-GAAP Measures
                            (in thousands)
                             (unaudited)


                                          ----------------------------
                                                  Year ending
                                                 June 30, 2008
                                          ----------------------------
Net income (loss)                                $800 - $2,300
     Interest earned                             (400) - (400)
     Taxes                                         400 - 600
     Depreciation                                1,000 - 1,000
     Amortization of intangibles                    25 - 25
     Stock option expense                          925 - 975

                                          ----------------------------
Adjusted EBITDA                                 $2,750 - $4,500
                                          ============================


                        ADEPT TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)

                                                September 29, June 30,
                                                    2007        2007
                                                ------------- --------
ASSETS                                              (in thousands)
Current assets:
     Cash and cash equivalents                  $       9,207 $  8,900
      Short-term investments                              652    1,962
   Accounts receivable, less allowance for
    doubtful accounts of $597 in 2008 and $506
    in 2007                                            12,158   10,185
     Inventories, net                                   9,158    9,806
     Other current assets                                 547      598
                                                ------------- --------
         Total current assets                          31,722   31,451

Property and equipment, net                             3,748    3,632
Goodwill                                                   --       --
Other intangible assets, net                              131       --
Other assets                                              154      152
                                                ------------- --------
         Total assets                           $      35,755 $ 35,235
                                                ============= ========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
 STOCK, AND STOCKHOLDERS' EQUITY
 Current liabilities:
     Accounts payable                                   4,999    5,175
     Accrued payroll and related expenses               1,620    1,708
     Accrued warranty                                   1,115    1,207
     Deferred revenue                                      78       33
     Accrued restructuring charges                        217      293
     Other accrued liabilities                            601      594
                                                ------------- --------
         Total current liabilities                      8,630    9,010

Long-term liabilities                                     723      821

         Total stockholders' equity                    26,402   25,404
                                                ------------- --------
                Total liabilities and
                 stockholders' equity           $      35,755 $ 35,235
                                                ============= ========

    CONTACT: Adept Technology, Inc.
             Lisa Cummins, 925-245-3400
             Chief Financial Officer
             investor.relations@adept.com